Exhibit 10.3

USA TECHNOLOGIES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of May 8, 2020 (the “Date of Grant”), is entered into by and between USA Technologies, Inc. (the “Company”) and Sean Feeney (the “Original Grantee,” or together with any permitted assignee or transferee of this option under Section 8 hereof, the “Grantee”).

RECITALS

A. In connection with Original Grantee’s offer of employment with the Company, and as an inducement material to Original Grantee entering into such employment, the Company has decided to make a non-qualified stock option grant to Original Grantee on the terms and conditions set forth in this Agreement.

B. This award is made as a standalone award, and is not granted under the Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) or any other shareholder-approved equity compensation plan of the Company. Notwithstanding the foregoing, certain terms and conditions of the Plan are incorporated by reference into this Agreement as further set forth below.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

(a) Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Original Grantee a non-qualified stock option (the “Option”) to purchase up to 1,000,000 shares of common stock, no par value, of the Company (the “Shares”) at an exercise price of $6.30 per Share. The Option shall vest and become exercisable as set forth in Section 2 below.

(b) The Option is being made and granted as a standalone award, separate and apart from, and outside of, the Plan and all other shareholder-approved equity compensation plans of the Company. Notwithstanding the foregoing, the terms, conditions, and definitions set forth in the Plan shall apply to the Agreement and the Option as if the Option had been granted under the Plan, and the Agreement shall be subject to such terms, conditions, and definitions, which are hereby incorporated into this Agreement by reference (and any such references to the Plan in this Agreement shall solely be interpreted to be references to the substance of the provisions of the Plan so incorporated, but shall not in any way imply or indicate that this award was granted under the Plan). For the avoidance of doubt, the Option awarded under this Agreement shall not be counted for purposes of calculating the aggregate number of Shares that may be issued under the Plan as set forth in Section 3(a) of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

(c) The Option is intended to constitute an employment “inducement award” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of equity compensation. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.

2. Exercisability of Option.

(a) Except as otherwise provided in this Section 2, the Option shall vest and become exercisable as follows:

(i) The Option shall vest and become exercisable with respect to fifty percent (50%) of the Shares underlying the Option in four (4) equal installments on each of the first four (4) anniversaries of the Date of Grant, subject to Original Grantee’s continued Service through each such vesting date; and

(ii) The Option shall vest and become exercisable with respect to the remaining fifty percent (50%) of the Shares underlying the Option subject to achievement of the following conditions:

(A) The Option shall vest and become exercisable with respect to twelve and one-half percent (12.5%) of the Shares on June 30, 2021, subject to Original Grantee’s continued Service through such date; and

(B) The Option shall vest and become exercisable with respect to an additional twelve and one-half percent (12.5%) of the Shares on each of June 30, 2022, June 30, 2023, and June 30, 2024 (each, a “Performance-Vesting Date”), in each case subject to (x) Original Grantee’s continued Service through such Performance-Vesting Date, and (y) the achievement of quantitative performance goals for the fiscal year of the Company ending on such Performance-Vesting Date, such performance goals to be established by the Committee following consultation with Original Grantee as soon as reasonably practicable following the commencement of the applicable fiscal year (which may include, without limitation, performance goals based on the Company’s EBITDA, revenue or earnings (or growth in revenue or earnings), or appreciation in Share price (on a relative or absolute basis)); provided, that the determination of whether such performance goals have been achieved shall be made by the Committee in its good faith discretion, and, if the Committee determines that at least eighty percent (80%) of the performance goals for the applicable fiscal year have been achieved, the Committee may determine in its sole discretion that the portion of the Option eligible to vest on the applicable Performance-Vesting Date shall vest on a prorated basis based on the Committee’s evaluation of the performance so achieved. Any portion of the Option eligible to vest on a Performance-Vesting Date that does not so vest in accordance with the foregoing shall terminate and be forfeited for no consideration.

(b) Upon the occurrence of a Change of Control, any then-outstanding and unvested portion of the Option shall immediately vest, subject to Original Grantee’s continued Service as of immediately prior to the Change of Control. For purposes of this Agreement, “Change of Control” has the meaning given to such term in Original Grantee’s Employment Agreement with the Company, dated as of May 8, 2020 (the “Employment Agreement”).

(c) Any portion of the Option that has not vested on Original Grantee’s termination of Service as provided in Section 2(a) or (b) above shall immediately terminate and be forfeited on the date of such termination for no consideration. Notwithstanding anything to the contrary in this Agreement, if Original Grantee’s Service is terminated for Cause (as defined in the Employment Agreement), the Option shall immediately terminate and be forfeited for no consideration (regardless of whether the Option, or any portion thereof, is then vested or unvested).

3. Term of Option.

Unless the Option is terminated at an earlier date pursuant to the provisions of the Agreement, the Option shall expire if it is not exercised prior to May 8, 2027 (the “Expiration Date”). In no event may the Option be exercised after the Expiration Date. Notwithstanding the foregoing, the Option shall automatically terminate prior to the Expiration Date upon the happening of any of the following events:

(a) The expiration of the three (3)-month period following the Original Grantee’s termination of Service, if the termination of Service is for any reason whatsoever other than death or disability (as defined in Section 22(e)(3) of the Code), or

(b) The expiration of the twelve (12)-month period after the Original Grantee’s termination of Service on account of the Grantee’s death or disability (as defined in Section 22(e)(3) of the Code).

4. Exercise Procedures.

(a) The Grantee may exercise the vested portion of the Option only in the following manner: from time to time prior to the Expiration Date of this Option, the Grantee may give written notice (or notice in another form approved by the Committee, including electronic notice) to the Company of Grantee’s election to purchase some or all of the Shares purchasable at the time of such notice. This notice shall specify the number of Shares to be purchased.

(b) The exercise price of this Option may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired Shares with a Fair Market Value (as defined in the Plan) equal to the total payment due from the Grantee; (iii) authorizing the Company to withhold whole Shares, which would otherwise be delivered, having an aggregate Fair Market Value (as defined in the Plan), determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (iv) by a combination of the methods described in (i), (ii) and (iii) above; (v) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise; or (vi) by such other methods as the Committee may deem appropriate.

(c) The transfer to the Grantee on the records of the Company or of the transfer agent of the Shares will be contingent upon (i) the Company’s receipt from the Grantee of the full purchase price for the Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of the Option and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Grantee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of the Option shall be net of the Shares attested to.

(d) The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Grantee, and the Grantee’s name shall have been entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have full voting and other ownership rights with respect to such Shares.

(e) Notwithstanding any other provision hereof, no portion of this Option shall be exercisable after the Expiration Date hereof.

5. Nature of the Option. This Option is not intended to constitute, and shall not be treated at any time by the Grantee or the Company as, an incentive stock option, as defined under Section 422(b) of the Code.

6. Tax Withholding.

(a) The Company does not represent or warrant that this Option (or the purchase or sale of the Shares subject hereto) will be subject to any particular tax treatment. The Grantee acknowledges that the Grantee: (i) has reviewed, or has had the opportunity to review, the tax treatment of this Option (including the purchase and sale of Shares subject hereto) with the Grantee’s own tax advisors; and (ii) is relying solely on those advisors in that regard. The Grantee understands that the Grantee (and not the Company) will be responsible for the Grantee’s own tax liabilities arising in connection with this Option.

(b) The Grantee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event in accordance with procedures described in Section 10 of the Plan.

7. No Right to Continued Service; No Rights as Shareholder. This Agreement shall not confer upon the Grantee any right to be retained in any capacity as a service provider to the Company or any of its affiliates. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Option unless and until certificates representing the Shares have been issued by the Company following exercise of the Option to the holder of such Shares, or the Shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

8. Assignment and Transfers.

(a) The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered, or otherwise transferred, except in the event of the death of the Grantee, by will, or by the laws of descent and distribution, provided that the transferees, devisees, or beneficiaries are Immediate Family (as defined in subsection (c) below).

(b) Notwithstanding subsection (a) above, the Grantee may transfer this Option through a gift or domestic relations order to the Immediate Family (as defined in subsection (c) below), and each transferee shall remain subject to all terms and conditions applicable to the Option prior to such transfer, and each transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(c) The term “Immediate Family” shall mean the Original Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Original Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Original Grantee) control the management of assets, and any other entity in which these persons (or the Original Grantee) own more than fifty percent of the voting interests.

(d) The Option may not be transferred for value by the Grantee. The following transactions are not prohibited transfers for value: (i) a transfer to Immediate Family under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by the Immediate Family (or the Original Grantee) in exchange for an interest in that entity.

(e) In order to transfer any portion of this Option in accordance with the provisions of subsection (b) above, the Grantee must notify the Company of such transfer, and the Grantee and proposed transferee must execute and deliver to the Company such certification and documentation deemed necessary by and approved by the Company.

(f) Notwithstanding anything else set forth in this Agreement, in no event shall this Option be held at any time by, transferred to, or exercised by, any person or entity unless such person or entity is the Original Grantee or Immediate Family.

(g) Except as provided otherwise in this Section 8, during the Original Grantee’s lifetime: (i) only the Original Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or representative) may exercise the Option; (ii) the Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise); and (iii) the Option shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 8 shall be null and void. Any levy of an attachment or similar process upon the Option shall be null and void.

(h) The rights and protections of the Company hereunder shall extend to any successors and assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. The Company may assign this Agreement without the consent of the Grantee.

9. Data Privacy Consent. In order to administer this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates, and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth, and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register, and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights that the Grantee may have with respect to the Relevant Information; and (iii) authorizes the Relevant Companies to store and transmit such information in electronic form. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Secretary at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown in the Company’s records, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

11. Governing Law. To the extent that federal laws do not otherwise control, this Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Pennsylvania.

12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13. Entire Agreement; Amendment. This Agreement contains all of the understandings and agreements between the Company and the Grantee concerning the Option. This Agreement supersedes all previous negotiations and understandings, whether written or oral, between the Company and the Grantee concerning the Option. For the avoidance of doubt, the issuance of the Option pursuant to this Agreement is in full and complete satisfaction of the Company’s obligation to issue the “Equity Award” described in Section 4(c) of the Employment Agreement. The Company and the Grantee have made no promises, agreements, conditions, or understandings, either orally or in writing, that are not included in this Agreement. This Agreement may not be amended or modified except by a signed writing executed by Company and Original Grantee; provided, that if required by any NASDAQ listing rule (or rule of another applicable exchange or over-the-counter securities market on which the Shares are traded) or applicable law, no such amendment shall be effective unless approved by the shareholders of the Company in accordance with such listing rule or applicable law. Emailed copies (pdf format) of any party’s signature hereto will have the same effect as an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Original Grantee has executed this Agreement, effective as of the Date of Grant.

USA TECHNOLOGIES, INC.

By:	/s/ Doug Bergeron
Name: Doug Bergeron
Title: Chair, Board of Directors

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Agreement.

Date: 5/8/2020	Original Grantee: /s/ Sean Feeney